                                                                   EXHIBIT 4.12

  UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                             PRINCIPAL AMOUNT
REGISTERED                                                   [$]
No. FLR-

CUSIP No.

                           TCI COMMUNICATIONS, INC.
                          MEDIUM-TERM NOTE, SERIES D
                                (FLOATING RATE)

 INTEREST RATE BASIS OR BASES: ORIGINAL ISSUE DATE:     STATED MATURITY DATE:
 INDEX MATURITY:               INITIAL INTEREST RATE:   INTEREST PAYMENT PERIOD:
 SPREAD:                       INITIAL INTEREST RESET   INTEREST PAYMENT DATES:
                               DATE:
 SPREAD MULTIPLIER:            INTEREST RESET PERIOD:   INTEREST RESET DATES:
 MAXIMUM INTEREST RATE:        MINIMUM INTEREST RATE:   INITIAL REDEMPTION DATE:
 INITIAL REDEMPTION            ANNUAL REDEMPTION        OPTIONAL REPAYMENT
 PERCENTAGE:                   PERCENTAGE REDUCTION:    DATE(S):
 CALCULATION AGENT             EXTENSION PERIOD(S):     FINAL MATURITY DATE:
 (if other than
 The Bank of New York):                                 OTHER TERMS:

  TCI COMMUNICATIONS, INC., a Delaware corporation (the "Company," which term includes any successor corporation permitted by the terms hereof), for value
received, hereby promises to pay to    , or registered assigns, the principal
sum of     [DOLLARS] on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date and except to the extent extended as provided herein), and to pay interest thereon, at a rate per annum equal to the Initial Interest Rate specified above from the Original Issue Date specified above until the Initial Interest Reset Date specified above and thereafter at the rate or rates per annum determined in accordance with the provisions hereof, including the provisions under the heading "Determination of Commercial Paper Rate," "Determination of CD Rate," "Determination of Federal Funds Rate," "Determination of LIBOR," "Determination of Prime Rate," "Determination of Treasury Rate" or "Determination of CMT Rate," as applicable depending upon whether the Interest Rate Basis specified above is Commercial Paper Rate, CD Rate, Federal Funds Rate, LIBOR, Prime Rate, Treasury Rate, CMT Rate or the lowest of any two or more of such Interest Rate Bases, as indicated above, until the principal hereof is paid or duly made available for payment.

  The Company shall pay interest monthly, quarterly, semiannually or annually as specified above under "Interest Payment Period," on each Interest Payment Date specified above, commencing with the first Interest Payment Date specified above next succeeding the Original Issue Date specified above, and on the Stated Maturity Date, or any Redemption Date, Purchase Date or Optional Repayment Date (in each case as defined herein) on which this Note is redeemed, repurchased or repaid prior to the Stated Maturity Date in whole or in part (each such Stated Maturity Date, Redemption Date, Purchase Date and Optional Repayment Date are referred to hereinafter as a "Maturity Date" with respect to principal, premium, if any, and interest payable on such date); provided, however, unless otherwise specified herein, if the Original Issue Date specified above is between a Regular Record Date (as defined herein) and the next succeeding Interest Payment Date or on an Interest Payment Date, interest payments hereon shall commence on the Interest Payment Date following the next succeeding Regular Record Date to the registered Holder of this Note on such next succeeding Regular Record Date. If any Maturity Date falls on a day that is not a Business Day (as defined herein), the related payment of principal, premium, if any, and interest payable with respect to such Maturity Date shall be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity Date, and no interest shall accrue on the amount so payable for the period from and after such Maturity Date. If any day specified above as an Interest Payment Date (that is not a Maturity Date) is not a Business Day, then such Interest Payment Date shall be the next succeeding day that is a Business Day, except that if the Interest Rate Basis or one of the Interest Rate Bases specified above is LIBOR and such next succeeding Business Day falls in the next succeeding calendar month, such Interest Payment Date shall be the next preceding day that is a Business Day. Except as provided above, interest payments shall be made on the Interest Payment Dates specified above. Except as indicated above, each "Regular Record Date" shall be the date fifteen (15) calendar days (whether or not a Business Day) prior to the applicable Interest Payment Date. Interest on this Note shall accrue from the most recent Interest Payment Date in respect of which interest has been paid or duly provided for or, if no interest has been paid, from and including the Original Issue Date specified above, at the rates determined from time to time as specified herein, until the principal hereof has been paid or made available for payment in full. The interest (except defaulted interest) so payable or duly provided for on any Interest Payment Date shall be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such Interest Payment Date; provided, however, that interest payable on any Maturity Date shall be payable to the person to whom the principal hereof shall be payable.

  Payment of the principal of, premium, if any, and interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts to the Holder hereof upon presentation and surrender of this Note at the office of the Paying Agent, which is currently the corporate trust department of the Trustee (as defined herein), 101 Barclay Street, Floor 21 West, New York, New York 10286, or at such other office or agency of the Company in The City of New York as the Company shall designate by written notice to the Holder hereof; provided, however, that payment of interest on any Interest Payment Date (other than a Maturity Date) without presentation of this Note
(i) may be made on each Interest Payment Date by check mailed to the address of the Holder hereof as of the close of business on the immediately preceding Regular Record Date at such address as shall appear in the security register or (ii) upon receipt by the Paying Agent of appropriate payment instructions in writing from the Holder hereof (provided such Holder is the Holder of an aggregate principal amount of Notes, including this Note, of $10,000,000 or more having the same Interest Payment Dates) not less than sixteen (16) calendar days prior to such Interest Payment Date, shall be made in United States dollars by the wire transfer of immediately available funds to such account at a bank in The City of New York, New York (or other bank consented to by the Company and the Paying Agent) as the Holder hereof shall have designated in such instructions so long as such bank has appropriate facilities therefor. Payment of the principal of, premium, if any, and interest on this Note will be made on a Maturity Date, upon presentation and surrender of this Note to the Paying Agent as provided above, (a) in immediately available funds, provided that this Note is so presented and surrendered in time for the Paying Agent to make such payment in immediately available funds in accordance with its normal procedures, or (b) by the wire transfer of immediately available funds to such account at a bank in The City of New York, New York (or other bank consented to by the Company and the Paying Agent) as the Holder hereof shall have designated, provided that such bank has appropriate facilities therefor and that wire transfer instructions in writing have been received by the Paying Agent not less than sixteen (16) calendar days prior to such Maturity Date. If required by applicable law or instructed by the Company or any governmental agency that taxes or other governmental charges should be withheld, the Paying Agent shall withhold any such taxes or other governmental charges on any payments made in connection with this Note.

  This Note is one of a duly authorized issue of securities of the Company
issued and to be issued under an Indenture dated as of       , 1998 (the
"Indenture"), between the Company, as issuer, and The Bank of

New York, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), which securities may be issued in one or more series (therein called the "Securities"). The terms of the Notes (as defined below) include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939, as amended (the "Act"). Reference is hereby made to the Indenture and all indentures supplemental thereto and the Act for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. All terms used and not defined in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. This Note is one of the series of Securities designated "Medium-Term Notes, Series D" (Securities of such series being herein called the "Notes"). The Notes are general unsecured obligations of the Company.

  This Note shall not be subject to any sinking fund and, except as may be provided in the next two paragraphs, shall not be redeemable or repayable prior to the Stated Maturity Date. If an Event of Default with respect to the Notes shall occur and be continuing, the principal amount of, and accrued interest on, the Notes may be declared or may become due and payable in the manner and with the effect provided in the Indenture.

  If so provided above, this Note may be redeemed at the option of the Company on any date on and after the Initial Redemption Date, if any, specified above. If no Initial Redemption Date is set forth above, this Note may not be redeemed at the option of the Company prior to its Stated Maturity Date. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in denominations of $1,000 principal amount hereof or any integral multiple of $1,000 (provided that any remaining principal amount hereof shall be at least $1,000) at the option of the Company at the applicable Redemption Price (as defined below), together with accrued and unpaid interest on the principal amount to be redeemed at the applicable rate to but excluding the date of redemption (each such date a "Redemption Date"), on notice given by the Company or the Trustee to the Holder hereof not more than 60 nor less than 30 days prior to the Redemption Date. Whenever less than all the Notes at any time outstanding are to be redeemed, the particular Notes to be so redeemed shall be selected by the Company, provided that if less than all the Notes with identical terms at any time outstanding are to be redeemed, the Notes to be so redeemed shall be selected by the Trustee by lot or such other method as the Trustee considers fair and appropriate. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof. The "Redemption Price" shall initially be the Initial Redemption Percentage, if any, specified above, of the principal amount of this Note to be redeemed and, if the Initial Redemption Percentage is greater than 100%, shall decline at each anniversary of the Initial Redemption Date, specified above, by the Annual Redemption Percentage Reduction, if any, specified above, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

  This Note may be subject to repayment at the option of the Holder hereof on each Optional Repayment Date, if any, indicated above. If no Optional Repayment Date is set forth above, this Note may not be so repaid at the option of the Holder hereof prior to its Stated Maturity Date. On any Optional Repayment Date this Note shall be repayable in whole or in part in denominations of $1,000 principal amount hereof or any integral multiple of $1,000 (provided that any remaining principal amount hereof shall be at least $1,000), at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with accrued and unpaid interest thereon at the applicable rate to but excluding the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, either (i) this Note must be surrendered, not more than 60 nor less than 30 days prior to an Optional Repayment Date, with the form entitled "Option to Elect Repayment" below duly completed, at the office of the Paying Agent (currently the corporate trust department of the Trustee at 101 Barclay Street, Floor 21 West, New York, New York 10286), or at such other office or offices in the City of New York, New York of which the Company shall from time to time notify the Holder of this Note or (ii) the Paying Agent must receive at such office, within such period of time prior to an Optional Repayment Date, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of this Note, the principal amount of this

Note, the principal amount of this Note to be repaid, the certificate number or a description of the tenor and terms hereof, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note with the form entitled "Option to Elect Repayment" below duly completed will be surrendered to the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and this Note, with such form duly completed, are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the Holder hereof shall be irrevocable. No transfer or exchange of this Note (or, in the event that this Note is to be repaid in part, the portion of this Note to be repaid) shall be permitted after exercise of a repayment option. All questions as to the validity, eligibility (including time of receipt) and acceptance of this Note for repayment will be determined by the Company, which determination shall be final, binding and non-appealable.

  This Note may be subject to an extension of its Stated Maturity Date at the option of the Company for one or more whole year periods, if any, indicated above (each an "Extension Period") up to but not beyond the Final Maturity Date, if any, indicated above. If this Note may be extended, the basis or formula, if any, for setting the Spread and/or Spread Multiplier, if any, for such Extension Period will be as indicated above.

  The Company may exercise such option with respect to this Note by notifying the Trustee of such exercise not more than 60 nor less than 45 days prior to the Stated Maturity Date in effect prior to the exercise of such option (the "Original Stated Maturity Date"). No later than 40 days prior to the Original Stated Maturity Date, the Trustee will mail to the Holder hereof a notice (the "Extension Notice") relating to such Extension Period, by first class mail, postage prepaid, setting forth (i) the election of the Company to extend the Stated Maturity Date, (ii) the new Stated Maturity Date, (iii) any Spread and/or Spread Multiplier applicable to the Extension Period, (iv) the provisions, if any, for redemption at the option of the Company during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Extension Period and (v) if this Note is subject to repayment at the option of the Holder hereof, the provisions, if any, for repayment of this Note at the option of the Holder on the Original Stated Maturity Date, the price at which such repurchase shall occur, and the period within which this Note, with the "Option to Elect Repayment" form completed, must be surrendered to the Paying Agent. Upon the mailing by the Trustee of an Extension Notice to the Holder hereof, the Stated Maturity Date of this Note shall be extended automatically as set forth in the Extension Notice, and except as modified by the Extension Notice and as described by the next paragraph, such Note will have the same terms as prior to the mailing of such Extension Notice.

  Notwithstanding the foregoing, not later than 20 days prior to the Original Stated Maturity Date, the Company may, at its option, revoke the Spread and/or Spread Multiplier in each case, if any, provided for in the Extension Notice and establish a higher Spread and/or Spread Multiplier in each case, if any, for the Extension Period by mailing or causing the Trustee to mail notice of such higher Spread and/or Spread Multiplier, by first class mail, postage prepaid, to the Holder hereof. Such notice shall be irrevocable. All Notes with identical terms with respect to which the Stated Maturity Date is extended will bear such higher Spread and/or Spread Multiplier, as the case may be, for the Extension Period.

  This Note shall bear interest at the rate per annum equal to the Initial Interest Rate specified above from the Original Issue Date specified above until the Initial Interest Reset Date specified above and thereafter, subject to the limitations set forth herein, at the rate or rates per annum determined by reference to the Interest Rate Basis shown above or, if two or more Interest Rate Bases (other than the Treasury Rate) are shown above, then by reference to one or more such Interest Rate Bases, in either case adjusted by
(i) adding or subtracting (as indicated above) the Spread, if any, or (ii) multiplying by the Spread Multiplier, if any, as specified above. The Interest Rate Basis or Bases shall be the rate determined in accordance with the applicable provision below. Commencing with the Initial Interest Reset Date specified above following the Original Issue Date specified above, the rate at which interest on this Note is payable shall be reset daily, weekly, monthly, quarterly, semi-annually or annually, as shown above under "Interest Reset Period," as of each Interest Reset Date specified above. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that if an Interest Rate Basis specified above is LIBOR and such next Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the next preceding Business Day.

  Interest payable on this Note on any Interest Payment Date shall be equal to the amount of interest accrued from and including the most recent date to which interest has been paid or duly provided for (or from and including the Original Issue Date specified above, if no interest has been paid), to but excluding the Interest Payment Date for such payment; and provided that the interest payments on a Maturity Date shall include interest accrued to but excluding such Maturity Date. Accrued interest hereon shall be an amount calculated by multiplying the principal amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day shall be computed by dividing the interest rate in effect for such day by 360 in the case of Notes having as their Interest Rate Basis the Commercial Paper Rate, the CD Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year in the case of Notes having as their Interest Rate Basis the Treasury Rate or the CMT Rate. The interest factor for Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases shall be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied.

  The interest rate in effect on each day shall be (a) if such day is an Interest Reset Date, the interest rate determined on the Interest Determination Date (as defined below) pertaining to such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate determined on the Interest Determination Date pertaining to the next preceding Interest Reset Date, provided that the interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate specified above.

  The "Interest Determination Date" with respect to the Commercial Paper Rate, the CD Rate, the Federal Funds Rate, the Prime Rate and the CMT Rate shall be the second Business Day preceding each Interest Reset Date. The "Interest Determination Date" with respect to LIBOR shall be the second London Business Day (as defined below) preceding each Interest Reset Date. The "Interest Determination Date" with respect to the Treasury Rate (unless otherwise specified above) shall be the day of the week in which the related Interest Reset Date falls on which Treasury bills (as defined below), of the Index Maturity specified above, are auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date shall be such preceding Friday. If an auction date shall fall on any Interest Reset Date, then the Interest Reset Date shall instead be the first Business Day following such auction date. If the interest rate hereon is determined with reference to two or more Interest Rate Bases, the Interest Determination Date pertaining to this Note shall be the first Business Day which is at least two Business Days prior to the related Interest Reset Date on which each Interest Rate Basis shall be determinable. Each Interest Rate Basis shall be determined on such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

  Notwithstanding the foregoing, the interest rate on this Note (i) shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified above, and (ii) shall in no event be greater than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

  The "Calculation Date," if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity Date, as the case may be.

  All percentages resulting from any calculation on this Note shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward

(e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation shall be rounded to the nearest cent (with one-half cent being rounded upward).

  As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or required by law, regulation or executive order to be closed in The City of New York, New York and, if an Interest Rate Basis for this Note, as indicated above, is LIBOR, is also a London Business Day. "London Business Day" means any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

  Determination of Commercial Paper Rate. If an Interest Rate Basis for this
Note is the Commercial Paper Rate, as indicated above, the Commercial Paper Rate determined with respect to the applicable Interest Determination Date (a "Commercial Paper Rate Interest Determination Date") shall be the Money Market Yield (as defined below) of the rate on such date for commercial paper having the Index Maturity specified above as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve ("H.15(519)") under the caption "Commercial Paper--Non-financial." In the event such rate is not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Commercial Paper Rate Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on such Commercial Paper Rate Interest Determination Date for commercial paper having the Index Maturity shown above as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 p.m. Quotations for U.S. Government Securities" or any successor publication of the Federal Reserve Bank of New York ("Composite Quotations") under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on the related Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the Commercial Paper Rate for such Commercial Paper Rate Interest Determination Date shall be calculated by a calculation agent which shall be the Trustee or, if another calculation agent is named above, such calculation agent (the "Calculation Agent") and shall be the Money Market Yield of the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percentage point) of the offered rates as of approximately 11:00 a.m., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper (which, unless otherwise specified above, may include an affiliate of the Calculation Agent or a selling agent or an underwriter hereof) in The City of New York, New York selected by the Calculation Agent for commercial paper having the Index Maturity specified above placed for a non-financial entity whose bond rating is "AA," or its equivalent, from a nationally recognized securities rating organization; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined with respect to such Commercial Paper Rate Interest Determination Date shall be the Commercial Paper Rate determined with respect to the immediately preceding Commercial Paper Rate Interest Determination Date or, in the case of the first Commercial Paper Rate Interest Determination Date, the Initial Interest Rate specified above.

  "Money Market Yield" shall be a yield (expressed as a percentage rounded, if necessary, to the nearest one hundred-thousandth of a percentage point) calculated in accordance with the following formula:

            Money Market Yield =  D X 360  X 100

                             360 -- (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

  Determination of CD Rate. If an Interest Rate Basis for this Note is the CD Rate, as indicated above, the CD Rate determined with respect to the applicable Interest Determination Date (a "CD Rate Interest Determination Date") shall be the rate on such date for negotiable certificates of deposit having the Index Maturity specified above as published in H.15(519), under the heading "CDs (Secondary Market)" or, if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such CD Rate Interest Determination Date, the rate on such CD Rate Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified above as published in Composite Quotations under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 p.m., New York City time, on the Calculation Date, then the CD Rate for such CD Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percentage point) of the secondary market offered rates as of approximately 10:00 a.m., New York City time, on such CD Rate Interest Determination Date of three leading nonbank dealers (which, unless otherwise specified above, may include an affiliate of the Calculation Agent or a selling agent or an underwriter hereof) in negotiable U.S. Dollar certificates of deposit in The City of New York, New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks (in the market for negotiable U.S. Dollar certificates of deposit) with a remaining maturity closest to the Index Maturity designated above in the denomination of U.S. $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined with respect to such CD Rate Interest Determination Date shall be the CD Rate determined with respect to the immediately preceding CD Rate Interest Determination Date or, in the case of the first CD Rate Interest Determination Date, the Initial Interest Rate specified above.

  Determination of Federal Funds Rate. If an Interest Rate Basis for this Note is the Federal Funds Rate, as indicated above, the Federal Funds Rate determined with respect to the applicable Interest Determination Date (a "Federal Funds Rate Interest Determination Date"), shall be the rate on that date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Federal Funds Rate Interest Determination Date, the rate on such Federal Funds Rate Interest Determination Date for Federal Funds as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 p.m., New York City time, on the related Calculation Date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percentage point) of the rates as of approximately 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York, New York selected by the Calculation Agent; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined with respect to such Federal Funds Rate Interest Determination Date shall be the Federal Funds Rate determined with respect to the immediately preceding Federal Funds Rate Interest Determination Date or, in the case of the first Federal Funds Rate Interest Determination Date, the Initial Interest Rate specified above.

  Determination of LIBOR. (i) If an Interest Rate Basis for this Note is LIBOR, as indicated above, LIBOR determined with respect to any applicable Interest Determination Date (a "LIBOR Interest Determination Date"), shall be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percentage point) of the offered rates, as calculated by the Calculation Agent, for deposits in the Designated LIBOR Currency (as defined below) of not less than U.S. $1,000,000 (or the equivalent thereof in one or more other currencies) having the Index Maturity specified above, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, which appear on the Designated LIBOR Page (as defined below) as of approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date, if at least two such offered rates appear on the Designated LIBOR Page. If fewer than two offered rates appear on the Designated LIBOR Page, LIBOR in respect of that LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in
(ii) below.

  (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear on the Designated LIBOR Page as specified in (i) above, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market selected by the Calculation Agent to provide the Calculation Agent with a quotation of the rate at which deposits in the Designated LIBOR Currency for the period of the Index Maturity specified above, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, are offered by it to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 (or the equivalent thereof in one or more other currencies) that is representative for a single transaction in such market at such time. If at least two such quotations are provided, LIBOR with respect to such LIBOR Interest Determination Date shall be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percentage point) of such quotations as calculated by the Calculation Agent. If fewer than two quotations are provided, LIBOR for such LIBOR Interest Determination Date shall be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percentage point), as calculated by the Calculation Agent, of the rates quoted as of approximately 11:00 a.m., New York City time, on such LIBOR Interest Determination Date by three major banks in The City of New York, New York selected by the Calculation Agent (after consultation with the Company) for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity specified above commencing on the second London Business Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 (or the equivalent thereof in one or more other currencies) that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined with respect to such LIBOR Interest Determination Date shall be LIBOR determined with respect to the immediately preceding LIBOR Interest Determination Date or, in the case of the first LIBOR Interest Determination Date, the Initial Interest Rate specified above.

    As used herein the following terms have the following definitions:

    "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified above, the display on the Reuters Monitor Money Rates Service (or any successor service) on the page specified above (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency, or (b) if "LIBOR Telerate" is specified above or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified as the method for calculating LIBOR, the display on the Dow Jones Markets Limited (or any successor service) on the page specified above (or any other page as may replace such page on such service), or if no such page is specified the applicable page, for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency.

    "Designated LIBOR Currency" means the currency or composite currency specified above as to which LIBOR shall be calculated or, if no such currency or composite currency is specified, U.S. Dollars.

  Determination of Prime Rate. If an Interest Rate Basis for this Note is the Prime Rate, as indicated above, the Prime Rate determined with respect to the applicable Interest Determination Date (a "Prime Rate Interest Determination Date") shall be the rate on such date for the prime rate as published in H.15(519) under the heading "Bank Prime Loan." In the event that such rate is not so published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to such Prime Rate Interest Determination Date, the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Prime Rate Interest Determination Date, then the Prime Rate shall be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percentage point), as calculated by the Calculation Agent, of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Rate Interest Determination Date by four major money center banks in The City of New York, New York, selected by the Calculation Agent (after consultation with the Company). If fewer than four such quotations are so provided, the Prime Rate shall be calculated by the Calculation Agent (as described above) on the basis of the prime rates quoted by the major money center banks so selected and the prime rates quoted in The City of New York, New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States of America, or any state thereof, each having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by a federal or state authority, selected by the Calculation Agent (after consultation with the Company) to quote such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid by the Calculation Agent (after consultation with the Company) are not quoting as mentioned in this sentence, the Prime Rate determined with respect to such Prime Rate Interest Determination Date shall be the Prime Rate determined with respect to the immediately preceding Prime Rate Interest Determination Date or, in the case of the first Prime Rate Interest Determination Date, the Initial Interest Rate specified above. The "Reuters Screen USPRIME1 Page" means the display designated as page "USPRIME1" on the Reuter Monitor Money Rates Service (or such other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

  Determination of Treasury Rate. If an Interest Rate Basis for this Note is the Treasury Rate, as indicated above, the Treasury Rate determined with respect to the applicable Interest Determination Date (a "Treasury Rate Interest Determination Date") shall be the rate for the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified above, as such rate is published in H.15(519), under the heading "U.S. Government Securities--Treasury Bills--auction average (investment)" or, if not so published by 3:00 p.m., New York City time, on the Calculation Date relating to such Treasury Rate Interest Determination Date, the auction average rate (expressed as a bond equivalent rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity specified above are not published or announced as described above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate for such Treasury Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percentage point) of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Interest Determination Date of three leading primary United States government securities dealers (which, unless otherwise specified above, may include an affiliate of the Calculation Agent or a selling agent or an underwriter hereof) selected by the Calculation Agent (after consultation with the Company), for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified above; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined with respect to such Treasury Rate Interest Determination Date shall be the Treasury Rate determined with respect to the immediately preceding Treasury Rate Interest Determination Date or, in the case of the first Treasury Rate Interest Determination Date, the Initial Interest Rate specified above.

  Determination of CMT Rate. If an Interest Rate Basis for this Note is the CMT Rate, as indicated above, the CMT Rate determined with respect to the applicable Interest Determination Date (a "CMT Rate Interest Determination Date") shall be the rate that appears on the Designated CMT Telerate Page (as defined below) under the caption "....Treasury Constant Maturities ... Federal
Reserve Board Release H.15(519)... Monday Approximately 3:45 p.m.," under the column for the Designated CMT Maturity Index (as defined below) for (i) such CMT Rate Interest Determination Date, if the Designated CMT Telerate Page is 7055, or (ii) the week or the month, as applicable, ended immediately preceding the week in which such CMT Rate Interest Determination Date occurs, if the Designated CMT Telerate Page is 7052. In the event such rate is not displayed on the applicable page by 3:00 p.m., New York City time, on the Calculation Date pertaining to such CMT Rate Interest Determination Date, the CMT Rate for such CMT Rate Interest Determination Date will be the treasury constant maturity rate on such CMT Rate Interest Determination Date for the Designated CMT Maturity Index as published in H.15(519) under the heading "Treasury Constant Maturities." If by 3:00 p.m., New York City time, on the Calculation Date pertaining to such CMT Rate Interest Determination Date such rate is not published in H.15(519), the CMT Rate for such CMT Rate Interest Determination Date will be the treasury constant maturity rate for the Designated CMT Maturity Index (or other United States treasury rate for the Designated CMT Maturity Index if the treasury constant maturity rate is not published) with respect to such date as published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate previously displayed on the Designated CMT Telerate Page or published in H.15(519). If such rate is not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such CMT Rate Interest Determination Date, then the CMT Rate for such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percentage point) of the secondary market offered rates as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three leading primary United States government securities dealers (which may include an affiliate of the Calculation Agent) (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (such three Reference Dealers to be selected from a pool of five Reference Dealers selected by the Calculation Agent (after consultation with the Company), with the Reference Dealers providing the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) being eliminated), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate for such CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (such three Reference Dealers to be selected from a pool of five References Dealers selected by the Calculation Agent (after consultation with the Company), with the Reference Dealers providing the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) being eliminated) for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If at least three (but not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer side prices obtained as provided in the preceding sentence and neither the highest nor the lowest of such quotes shall be eliminated; provided however, that if at least three Reference Dealers selected by the Calculation Agent (after consultation with the Company), are not quoting as described in this sentence, the CMT Rate determined with respect to such CMT Rate Interest Determination Date shall be the CMT Rate determined with respect to the immediately preceding CMT Rate Interest Determination Date or, in the case of the first CMT Rate Interest Determination Date, the Initial Interest Rate. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain from the Reference Dealers selected in the manner described quotations for the Treasury Note with the shorter remaining term to maturity. "Designated CMT Telerate Page" means the display on the Dow Jones Markets Limited (or any successor service) on the page specified above for the purpose of displaying "Treasury Constant Maturities" as reported in H.15(519) (or any other page as may replace such page on such service for the purpose of displaying "Treasury Constant Maturities" as reported in H.15(519)). If no such page is specified above, the Designated CMT Telerate Page shall be 7052. "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified above with respect to which the CMT Rate will be calculated. If no such maturity is specified, the Designated CMT Maturity Index shall be 2 years.

  The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. All acts taken by the
Calculation Agent under the Calculation Agency Agreement dated as of       ,
1998, between the Company and The Bank of New York (the "Calculation Agent"), as the Calculation Agent referred to above, shall be deemed to have been taken by the Calculation Agent solely in its capacity as an agent of the Company and shall not create or imply any obligation to, or any agency or trust relationship with, the beneficial owners or Holder hereof.

  At the request of the Holder hereof, the Calculation Agent shall provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which shall become effective as of the next Interest Reset Date. Any such calculation shall, absent manifest error, be conclusive and binding for all purposes.

  This Note, and any Note or Notes issued upon transfer or exchange hereof, may be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000.

  As provided in the Indenture and subject to certain limitations therein set forth (including without limitation the restrictions on exchange under Sections 2.02, 2.08 and 2.10 of the Indenture in the event this Note is a global Security), Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination and otherwise bearing identical terms and provisions, as requested by the Holder surrendering the same at the office of the Registrar in The City of New York, New York designated for such purpose.

  As provided in the Indenture and subject to certain limitations therein set forth (including without limitation the restrictions on transfer under Sections 2.02, 2.08 and 2.10 of the Indenture in the event this Note is a global Security), the transfer of this Note is registrable in the security register, upon surrender of this Note for registration of transfer at the office of the Registrar in The City of New York, New York designated for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new registered Notes, of authorized denominations and of a like aggregate principal amount and otherwise bearing identical terms and provisions, will be issued in the name of the designated transferee or transferees.

  No service charge shall be made for any such registration of transfer or exchange, but the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Initially, the Trustee will act as Registrar and the office at which Notes must be surrendered for registration of transfer or exchange is currently the corporate trust department of the Trustee, 101 Barclay Street, Floor 21 West, New York, New York 10286.

  Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes of this Note, whether or not this Note shall be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

  The Indenture permits, with certain exceptions as therein provided, the Indenture (insofar as the Notes are concerned) or the Notes to be amended or supplemented and the rights and obligations of the Company and the rights of the Holders of Notes to be modified by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the outstanding Notes, on behalf of all the Holders of Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences, in each case insofar as the Notes are concerned. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency or to make certain other specified changes or any change that does not materially adversely affect the rights of any Holder. Holders of Notes may not enforce their rights pursuant to the Indenture or the Notes except as provided in the Indenture.

  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place and rate, and in the manner and coin or currency, herein prescribed.

  When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture as provided in the Indenture, the predecessor corporation will be released from these obligations.

  A director, officer, employee, or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company or the Trustee under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

  The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

  Unless the certificate of authentication hereon has been executed by the Trustee by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture (as defined herein) or be valid or obligatory for any purpose.

  In Witness Whereof, the Company has caused this instrument to be duly executed, manually or by facsimile.

                                          TCI Communications, Inc.

                                          By: _________________________________

Attest: _____________________________

              Secretary

Dated:

CERTIFICATE OF AUTHENTICATION: This
 is one of the Securities of the
 series designated herein referred
 to in the within-mentioned
 Indenture.

The Bank of New York
         as Trustee

By: _________________________________

        Authorized Signatory

                                 ABBREVIATIONS

  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

    TEN COM--as tenants in common

    UNIF GIFT MIN ACT-- ..................... Custodian.....................

      Under Uniform Gifts to Minors Act
      ...........................

    TEN ENT--as tenants by the entireties
    JT TEN--as joint tenants with right of survivorship and not as tenants in common

  Additional abbreviations may also be used though not in the above list.

                           OPTION TO ELECT REPAYMENT

  The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount of this Note (or of such specified portion) together with interest on the amount to be repaid to the repayment date, to the undersigned, at:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(Please print or typewrite name and address of the undersigned.)

  For this Note to be repaid in whole or in part, the Paying Agent must receive at 101 Barclay Street, Floor 21 West, New York, New York 10286 (or at such other office or offices in The City of New York, New York of which the Company shall from time to time notify the Holder of this Note), not more than 60 nor less than 30 days prior to an Optional Repayment Date, if any, shown on this Note, either (i) this Note with this "Option to Elect Repayment" form duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of this Note, the principal amount of this Note, the principal amount of this Note to be repaid, the certificate number or a description of the tenor and terms hereof, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note with this "Option to Elect Repayment" form duly completed will be surrendered to the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and this Note, with this form duly completed, are received by the Paying Agent by such fifth Business Day.

  If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which must be in denominations of $1,000 principal amount) which the Holder elects to have repaid and specify the denomination or denominations (which shall be $1,000 or an integral multiple of $1,000) of the Notes to be reissued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

Portion to be repaid:                     Signature: __________________________


$ ___________________________________     Notice: The signature on this Option
                                           to Elect Repayment must correspond
                                           with the name as written upon the
                                           face of this Note in every
                                           particular, without alteration or
                                           enlargement or any change
                                           whatsoever.

Denomination(s) of Notes to be
reissued to Holder:

$ ___________________________________


Date ________________________________
                                          Signature Guarantee: ________________

                                ASSIGNMENT FORM

  For Value Received, the undersigned hereby sell(s), assign(s) and transfer(s) unto

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(Please print or typewrite name and address including zip code of assignee and insert Taxpayer Identification No.)

the attached Note and all rights thereunder, hereby irrevocably constituting
and appointing        attorney and agent to transfer said Note on the books of
the issuer, with full power of substitution in the premises.

Dated: ______________________________     Signature: __________________________

                                          Notice: The signature of the
                                           registered owner to this assignment
                                           must correspond with the name as
                                           written upon the face of the Note
                                           in every particular, without
                                           alteration or enlargement or any
                                           change whatsoever.

Signature Guarantee: ________________